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                                                             Exhibit 10.4
                 2003 LONG-TERM INCENTIVE PLAN OF
                THE BANK OF NEW YORK COMPANY, INC.
                    RESTRICTED STOCK AGREEMENT


                                  # of Shares         Grant          Grant
                                    Granted           Date           Price







     Pursuant to the 2003 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "Plan"), you have been granted shares of Common Stock (the "Restricted Stock") upon the following terms and conditions and the terms and conditions of the Plan. A copy of the Plan is attached hereto if you have not been previously furnished with a copy. Terms used in this Agreement shall have the same meaning as in the Plan.
     The period during which the Restricted Stock is forfeitable and may be earned (the "Restricted Period") will be the period commencing on the grant date and ending as follows:










     1. Certificate. Upon your acceptance of this agreement, a certificate for the Restricted Stock will be registered in your name but will be retained by the Company during the Restricted Period.
     2. Rights as Shareholders. During the Restricted Period you will have the right to receive dividends or dividend equivalents and the right to vote with respect to such Restricted Stock. In the event you receive any additional shares of Common Stock as a result of a stock split, stock dividend or distribution with respect to the Restricted Stock, such additional shares will be made subject to the same restrictions set forth in this Agreement as if the shares of Common Stock so dividended or distributed were part of the original grant of Restricted Stock.
     3. Nontransferable. You may not sell, transfer, assign, pledge or otherwise encumber or dispose of the Restricted Stock during the Restricted Period.




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     4.  Payment of Restricted Stock.  At the end of the Restricted Period,
upon the occurrence of a Change of Control or in the event you are eligible to receive benefits under the Long-Term Disability Plan of The Bank of New York Company, Inc., the restrictions on the Restricted Stock will expire and the certificate evidencing the Restricted Stock will be delivered to you.
In the event of your death, the restrictions on the Restricted Stock will expire and delivery will be made to the beneficiary designated in writing by you or, in the absence of such designation, to your legatee or legatees under your last will or your personal representatives or distributees, as the case may be. In the event of your retirement, the restrictions on a pro-rated number of shares of the Restricted Stock will be deemed earned and the certificate evidencing the Restricted Stock will be delivered to you. The pro-rated number of shares deemed earned will be based on the number of months elapsed since the grant date, divided by the number of months in the Restricted Period at grant, multiplied by the number of shares granted. In this calculation, months will be rounded to the nearest half month and earned shares will be rounded to the nearest whole share.
     5. Termination of Employment. Subject to paragraph 4, all Restricted Stock will be forfeited if your employment terminates prior to the end of the Restricted Period.
     6. Withholding of Taxes. In the event that the Company is required to withhold taxes on any income as a result of the transfer of Restricted Stock to you, you agree to pay to the Company the amount of any withholding taxes due or, in lieu thereof, the Company will have the right to deduct from any payment of any kind (either in cash or in stock, pursuant to procedures specified by the Company from time to time) due you from the Company, the amount required to be withheld (whether or not such payment is made pursuant to this Agreement).
     7. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of New York, and (c) may not be amended except in writing. This grant shall in no way affect your participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Agreement and the Plan, the Plan shall govern.
     Please indicate your acceptance hereof by signing and returning the enclosed copy of this Agreement.



                                          Sincerely,
                                          THE BANK OF NEW YORK COMPANY, INC.

                                          By:_______________________________

                                         Title:

Accepted and Agreed to:

___________________________________